Exhibit 10.47

Summary of Ellis Landau Severance Arrangements

In connection with Ellis Landau's retirement from his position of Chief Financial Officer of Boyd Gaming Corporation (the "Company") on May 31, 2006, the Company and Mr. Landau entered into the following arrangements:

  Mr. Landau to remain as an employee of the Company through January 9, 2007.
  Mr. Landau to receive his regular base salary through December 31, 2006; from December 31, 2006 through January 9, 2007, Mr. Landau to receive a pro rated salary at $10,000 per month.
  Short-term bonus for 2006 - at target, payout is 40% of base salary and the maximum is 80% of base salary; all appropriate formulas apply. No short-term bonus for any period after December 31, 2006.
  Long-term incentive plan:
    Three years ended December 31, 2006 - paid in 2007 if conditions for payment are satisfied; target is $250,000; all appropriate formulas apply.
    Three years ended December 31, 2007 - paid in 2008 if conditions for payment are satisfied; 2/3 of payment that would normally be paid using all appropriate formulas; target is $250,000.
    Three years ended December 31, 2008 - paid in 2009 if conditions for payment are satisfied; 1/3 of payment that would normally be paid using all appropriate formulas; target is $425,000.
  Stock Options:
    Normal vesting through December 31, 2006.
    Any options that are unvested on December 31, 2006 that are scheduled to vest prior to December 31, 2007, shall become immediately vested on December 31, 2006.
    Any options that are unvested on December 31, 2006 that are scheduled to vest after December 31, 2007, shall expire on December 31, 2006.
    Exercise period for all vested but unexercised options extended to the full extent permitted by Internal Revenue Code Section 409A.
  Career Shares:
    On January 3, 2007, Mr. Landau was granted 1,795 restricted stock units under the Company's 2002 Stock Incentive Plan pursuant to the Company's Career Shares Program; 50% of the restricted stock units vested upon his termination.